                                                                      EXHIBIT 16

November 20, 2003


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549
Commissioners:

We have read the statements made by Allied Healthcare Products, Inc. (copy attached), which we understand will be filed with the Commission, pursuant to
Item 4 of Form 8-K, as part of the Company's Form 8-K report dated November 17, 2003. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,



PricewaterhouseCoopers LLP